AGILENT TECHNOLOGIES, INC.
LIFE SCIENCES AND APPLIED MARKETS SEGMENT
(Unaudited)

All periods below were recast to reflect the movement of the Cell Analysis division to our Diagnostics and Genomics business segment from our Life Sciences and Applied Markets business segment.

(In millions, except margins data)	FY23
	Q1	Q2	Q3	Q4	Total

Revenue	$943	$874	$854	$839	$3,510
Gross margin %	61.5%	59.8%	60.1%	59.5%	60.3%
Research and development expenses	$67	$69	$62	$64	$262
Selling, general and administrative expenses	$213	$210	$186	$196	$805
Income from operations	$300	$244	$265	$240	$1,049
Operating margin %	31.8%	27.9%	31.0%	28.6%	29.9%

	FY22
	Q1	Q2	Q3	Q4	Total

Revenue	$900	$799	$921	$1,010	$3,630
Gross margin %	60.5%	58.9%	60.4%	60.6%	60.1%
Research and development expenses	$66	$63	$64	$64	$257
Selling, general and administrative expenses	$207	$204	$207	$211	$829
Income from operations	$271	$204	$285	$337	$1,097
Operating margin %	30.1%	25.5%	31.0%	33.3%	30.2%

	FY21
	Q1	Q2	Q3	Q4	Total

Revenue	$835	$797	$811	$861	$3,304
Gross margin %	60.0%	59.5%	60.1%	59.3%	59.7%
Research and development expenses	$59	$62	$60	$63	$244
Selling, general and administrative expenses	$202	$209	$203	$206	$820
Income from operations	$240	$203	$224	$242	$909
Operating margin %	28.7%	25.5%	27.7%	28.1%	27.5%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, special compliance costs and change in fair value of contingent consideration.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.
DIAGNOSTICS AND GENOMICS SEGMENT
(Unaudited)

All periods below were recast to reflect the movement of the Cell Analysis division to our Diagnostics and Genomics business segment from our Life Sciences and Applied Markets business segment.

(In millions, except margins data)	FY23
	Q1	Q2	Q3	Q4	Total

Revenue	$432	$456	$422	$445	$1,755
Gross margin %	52.6%	53.7%	53.5%	53.7%	53.4%
Research and development expenses	$47	$48	$38	$44	$177
Selling, general and administrative expenses	$107	$104	$92	$94	$397
Income from operations	$73	$93	$96	$101	$363
Operating margin %	16.9%	20.5%	22.7%	22.7%	20.7%

	FY22
	Q1	Q2	Q3	Q4	Total

Revenue	$415	$455	$438	$458	$1,766
Gross margin %	54.2%	56.7%	55.8%	53.1%	55.0%
Research and development expenses	$42	$44	$43	$45	$174
Selling, general and administrative expenses	$104	$99	$103	$101	$407
Income from operations	$79	$115	$99	$97	$390
Operating margin %	19.0%	25.4%	22.6%	21.2%	22.1%

	FY21
	Q1	Q2	Q3	Q4	Total

Revenue	$382	$399	$432	$442	$1,655
Gross margin %	54.4%	55.7%	55.5%	55.4%	55.3%
Research and development expenses	$35	$37	$40	$44	$156
Selling, general and administrative expenses	$93	$93	$96	$96	$378
Income from operations	$80	$92	$104	$105	$381
Operating margin %	20.8%	23.1%	24.1%	23.8%	23.0%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, special compliance costs and change in fair value of contingent consideration.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.
AGILENT CROSSLAB SEGMENT
(Unaudited)

No change. Included to show our business segments structure in its entirety.

(In millions, except margins data)	FY23
	Q1	Q2	Q3	Q4	Total

Revenue	$381	$387	$396	$404	$1,568
Gross margin %	48.5%	47.0%	50.9%	50.4%	49.3%
Research and development expenses	$9	$8	$8	$8	$33
Selling, general and administrative expenses	$73	$71	$65	$67	$276
Income from operations	$103	$103	$129	$128	$463
Operating margin %	27.0%	26.6%	32.7%	31.7%	29.5%

	FY22
	Q1	Q2	Q3	Q4	Total

Revenue	$359	$353	$359	$381	$1,452
Gross margin %	47.5%	47.1%	47.0%	48.6%	47.6%
Research and development expenses	$8	$7	$8	$9	$32
Selling, general and administrative expenses	$72	$72	$72	$72	$288
Income from operations	$91	$87	$88	$104	$370
Operating margin %	25.2%	24.6%	24.6%	27.4%	25.5%

	FY21
	Q1	Q2	Q3	Q4	Total

Revenue	$331	$329	$343	$357	$1,360
Gross margin %	46.8%	45.3%	46.6%	48.3%	46.8%
Research and development expenses	$9	$8	$9	$8	$34
Selling, general and administrative expenses	$70	$72	$67	$70	$279
Income from operations	$76	$69	$84	$94	$323
Operating margin %	23.1%	21.0%	24.4%	26.3%	23.8%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, special compliance costs and change in fair value of contingent consideration.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
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